                                                                   EXHIBIT 10.36







                           LOAN AND SECURITY AGREEMENT

                               CRITICAL PATH, INC.

                           LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS


HEADING                                                                                    PAGE
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
1.      ACCOUNTING AND OTHER TERMS...........................................................  1

2.      LOAN AND TERMS OF PAYMENT............................................................  1
        2.1    Promise to Pay................................................................  1
        2.2    Overadvances..................................................................  2
        2.3    Interest Rate, Payments.......................................................  2
        2.4    Fees and Expense..............................................................  3

3.      CONDITIONS OF LOANS..................................................................  3
        3.1    Conditions Precedent to Initial Credit Extension..............................  3
        3.2    Conditions Precedent to all Credit Extensions.................................  4

4.      CREATION OF SECURITY INTEREST........................................................  4

5.      REPRESENTATIONS AND WARRANTIES.......................................................  4
        5.1    Due Organization and Authorization............................................  4
        5.2    Collateral....................................................................  4
        5.3    Litigation....................................................................  5
        5.4    No Material Adverse Change in Financial Statements............................  5
        5.5    Solvency......................................................................  5
        5.6    Regulatory Compliance.........................................................  5
        5.7    Investments...................................................................  6
        5.8    Full Disclosure...............................................................  6
        5.9    Subordinated Debt.............................................................  6

6.      AFFIRMATIVE COVENANTS................................................................  6
        6.1    Government Compliance.........................................................  6
        6.2    Financial Statements, Reports, Certificates...................................  6
        6.3    Inventory; Returns............................................................  7
        6.4    Taxes.........................................................................  7
        6.5    Insurance.....................................................................  7
        6.6    Primary Accounts..............................................................  7
        6.7    Financial Covenants...........................................................  8
        6.8    Registration of Intellectual Property Rights..................................  8
        6.9    Subordination.................................................................  8
        6.10   Further Assurances............................................................  8

7.      NEGATIVE COVENANTS...................................................................  8
        7.1    Dispositions..................................................................  9
        7.2    Changes in Business, Ownership, Management or Business Locations..............  9
        7.3    Mergers or Acquisitions.......................................................  9
        7.4    Indebtedness..................................................................  9
        7.5    Encumbrances..................................................................  9
        7.6    Distributions; Investments....................................................  9


                                       i
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
        7.7    Transactions with Affiliates..................................................  9
        7.8    Subordinated Debt............................................................  10
        7.9    Compliance...................................................................  10

8.      EVENTS OF DEFAULT...................................................................  10
        8.1    Payment Default..............................................................  10
        8.2    Covenant Default.............................................................  10
        8.3    Material Adverse Change......................................................  10
        8.4    Attachment...................................................................  11
        8.5    Insolvency...................................................................  11
        8.6    Other Agreements.............................................................  11
        8.7    Judgments....................................................................  11
        8.8    Misrepresentations...........................................................  11

9.      BANK'S RIGHTS AND REMEDIES..........................................................  11
        9.1    Rights and Remedies..........................................................  11
        9.2    Power of Attorney............................................................  12
        9.3    Accounts Collection..........................................................  12
        9.4    Bank Expenses................................................................  12
        9.5    Bank's Liability for Collateral..............................................  12
        9.6    Remedies Cumulative..........................................................  13
        9.7    Demand Waiver................................................................  13

10.     NOTICES.............................................................................  13

11.     CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.........................................  13

12.     GENERAL PROVISIONS..................................................................  13
        12.1   Successors and Assigns.......................................................  13
        12.2   Indemnification..............................................................  13
        12.3   Time of Essence..............................................................  14
        12.4   Severability of Provision....................................................  14
        12.5   Amendments in Writing, Integration...........................................  14
        12.6   Counterparts.................................................................  14
        12.7   Survival.....................................................................  14
        12.8   Confidentiality..............................................................  14
        12.9   Attorneys' Fees, Costs and Expenses..........................................  14

13.     DEFINITIONS.........................................................................  15



EXHIBITS

Exhibit A - Description of Collateral
Exhibit B - Payment/Advance Request Form
Exhibit C - Form of Compliance Certificate

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT dated as of the Effective Date, between SILICON VALLEY BANK, a California-chartered bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, California 95054, and CRITICAL PATH, INC., a California corporation ("Borrower") whose address is 350 The Embarcadero, San Francisco, California 94105, provides the terms on which Bank will lend to Borrower and Borrower will borrow from Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS.

      Accounting terms not defined in this Agreement will be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any other Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2.    LOAN AND TERMS OF PAYMENT.

2.1   PROMISE TO PAY.

      Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of all Credit Extensions.

2.1.1 REVOLVING ADVANCES.

      (a) Bank will make Revolving Advances not exceeding at any time the Committed Revolving Line, minus the sum of (i) all amounts then outstanding under the Cash Management Services Sublimit, (ii) the then-outstanding principal balance of all Revolving Advances, (iii) the Foreign Exchange Sublimit and (D) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section 2.1.1 may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain a Revolving Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m., Pacific Time, one Business Day prior to the day on which the Revolving Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank a completed Loan Payment/Advance Request Form in the form attached as Exhibit B. Bank will credit Revolving Advances to Borrower's deposit account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee, or without instructions if the Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephonic notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Revolving Advances, and all accrued and unpaid interest thereon, are immediately due and payable.

      (d) Bank's obligation to lend the undisbursed portion of the Committed Revolving Line or any other credit available hereunder to Borrower will terminate if, in Bank's sole discretion, there has been a Material Adverse Change or there has occurred any material adverse deviation from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.1.2 CASH MANAGEMENT SERVICES SUBLIMIT.

      Borrower may use up to the entire amount from time to time available under
Section 2.1.1(a) (the "Cash Management Services Sublimit") for Bank's cash management services, which may include merchant services, direct deposit of payroll, business credit card and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts at any one time outstanding under the Cash Management Services Sublimit will reduce, on a dollar-for-dollar basis, the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower, and any amounts that are not paid by Borrower, for any Cash Management Services will be treated as Revolving Advances under the Committed Revolving Line and will accrue interest at the rate for Revolving Advances. Borrower agrees to execute any further documentation in connection with the Cash Management Services as Bank may request.

2.1.3 FOREIGN EXCHANGE SUBLIMIT.

      To the extent that the Foreign Exchange Sublimit (as calculated herein) is not exceeded, Borrower may enter into foreign exchange forward contracts with Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one Business Day after the contract date (the "FX Forward Contract"). The Foreign Exchange Sublimit (the "Foreign Exchange Sublimit") shall be an amount equal to 10% of the face amount of all outstanding FX Forward Contracts; provided, however, that at no time may the Foreign Exchange Sublimit ever exceed the Committed Revolving Line (as adjusted in accordance with Section 2.1.1(a) hereof). The aggregate amount of the Foreign Exchange Sublimit shall at all times reduce, on a dollar-for-dollar basis, the amount otherwise available to be borrowed under the Committed Revolving Line. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4 LETTERS OF CREDIT SUBLIMIT.

      Bank will issue Letters of Credit for Borrower's account in an aggregate face amount not to exceed the Committed Revolving Line, in each case minus the sum of (i) the then-outstanding principal balance of the Revolving Advances, plus (ii) all amounts then-outstanding under the Cash Management Sublimit plus
(iii) the Foreign Exchange Sublimit; provided, however, that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may at no time exceed the Committed Revolving Line. Each Letter of Credit will have an expiry date of not later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.2   OVERADVANCES.

      If the sum of Borrower's Obligations under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 at any time exceeds the Committed Revolving Line, then Borrower will be in an Overadvance to the extent of such excess amount. If Borrower is in an Overadvance, then Borrower shall immediately take each of the following actions (unless otherwise agreed to by Bank): (i) Borrower shall repay to Bank the amount by which all outstanding principal and accrued interest relating to Revolving Advances exceeds the Committed Revolving Line; and (ii) Borrower shall secure its Obligations with respect to the aggregate sum of all outstanding Letters of Credit, the Foreign Exchange Sublimit and Cash Management Services then being utilized with cash to be held in a certificate of deposit account with Bank in the amount that such an aggregate sum exceeds the Committed Revolving Line, such cash to be held by Bank as Collateral until such time as the Overadvance is repaid and Borrower's Obligations with respect to the Letters of Credit, the Foreign Exchange Sublimit and the Cash Management Services are satisfied.

2.3   INTEREST RATE, PAYMENTS.

      (a) Revolving Advances shall accrue interest on the aggregate principal balance thereof from time to time outstanding at a per annum rate equal to the Prime Rate plus forty five basis points (0.45%).

After an Event of Default, Obligations shall accrue interest at a rate equal to five percent (5.00%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

      (b) Interest on outstanding Revolving Advances shall be due and payable in arrears on the first day of each month. Bank will debit any of Borrower's deposit accounts, including Account Number 3300229151, for principal and interest payments, and any other amounts Borrower owes Bank when due. These debits are not a set-off. Payments received after 12:00 noon, Pacific Time, are considered received at the opening of business on the next Business Day. When a payment shall be due on a day that is not a Business Day, the payment is due on the next Business Day and additional fees and interest shall accrue to such date.

2.4   FEES AND EXPENSE.

2.4.1 FACILITY FEE.

      Borrower will pay Bank a fully-earned, non-refundable facility fee in the amount of Seventy-Five Thousand Dollars ($75,000), due and payable on the Effective Date.

2.4.2 CANCELLATION FEE

      In the event that Borrower elects to cancel the credit facility available to it under this Agreement within six (6) months after the Effective Date, Borrower shall pay bank a cancellation fee in the amount of Seventy-Five Thousand Dollars ($75,000), due and payable on the date as of which Borrower cancels the credit facility.

2.4.3 UNUSED COMMITMENT FEE

      Borrower will pay Bank an Unused Commitment Fee equal to forty five basis points (0.45%) per annum (annualized) of the average unused portion of the Committed Revolving Line. Such Unused Commitment Fee shall be payable in quarterly installments, on the first day of the month following the end of each fiscal quarter of Borrower, in an amount equal to the product of (i) the average unused portion of the Committed Revolving Line during such fiscal quarter multiplied by (ii) eleven and one-quarter basis points (0.1125%).

2.4.4 LETTER OF CREDIT FEE.

      Borrower will pay the Letter of Credit Fee at the time of the issuance or renewal of each Letter of Credit, and on each anniversary thereof.

2.4.5 BANK EXPENSES.

      Borrower will pay all Bank Expenses (including reasonable attorneys' fees) incurred through and after the date of this Agreement. All Bank Expenses are due and payable upon demand from Bank.

3.    CONDITIONS OF LOANS.

3.1   CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

      Bank's obligation to make the first Credit Extension is, in addition to the other applicable conditions precedent set forth in this Section 3, subject to the satisfaction of the following conditions precedent:

      (a) Bank shall have received the agreements, documents and fees that it requires in accordance


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with this Agreement.

      (b) Bank shall have received from Borrower evidence satisfactory to Bank showing Bank as loss payee on all of Borrower's insurance policies pursuant to
Section 6.5.

      (c) Bank shall have received from Borrower evidence satisfactory to Bank that a lien on the Collateral in favor of Union Bank has been released.

      (d) Bank shall have entered into an account control agreement with Munder Capital in form and substance acceptable to Bank.

3.2   CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the satisfaction of the following conditions precedent:

      (a) Bank shall have timely received a Loan Payment/Advance Request Form.

      (b) The representations and warranties in Section 5 shall be true on the date of the Loan Payment/Advance Request Form, and on the effective date of each Credit Extension, and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.    CREATION OF SECURITY INTEREST.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and the performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, Bank's security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.    REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants as follows:

5.1   DUE ORGANIZATION AND AUTHORIZATION.

      Borrower and each Subsidiary is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business in, and in good standing in, each jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower is a California corporation.

      The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized and do not conflict with Borrower's formation documents or constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2   COLLATERAL.

      Borrower has good title to its Collateral, free of Liens except Permitted Liens. The Accounts are


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
bona fide, existing obligations, and the service or property that is the subject of each Account has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower owns or possesses adequate rights to use all of its respective Intellectual Property, except for non-exclusive licenses granted to its respective customers in the ordinary course of business. Each Patent is valid and enforceable, no part of the Intellectual Property has been judged invalid or unenforceable (in whole or in part), and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim, if the subject of an unfavorable decision, ruling or finding, could not reasonably be expected to cause a Material Adverse Change.

5.3   LITIGATION.

      Except as described in Borrower's filings with the SEC, there are no material actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

      All separate or consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects such entity's separate and consolidated financial condition and separate and consolidated results of operations. There has not been any Material Adverse Change in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   SOLVENCY.

      The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. Borrower is not left with unreasonably small capital after the transactions contemplated in this Agreement, and Borrower is able to pay its debts (including trade debts) as they mature.

5.6   REGULATORY COMPLIANCE.

      Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Neither Borrower nor any Subsidiary is engaged, as one of its material activities, in extending credit for margin stock (under Regulations T and U promulgated by the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules applicable to Borrower, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating or transporting any hazardous substance other than in a legal manner in compliance with all environmental laws and regulations. Each of Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Each of Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7   INVESTMENTS.

      Borrower owns no stock, partnership interest or other equity securities except for Permitted Investments.

5.8   FULL DISCLOSURE.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

5.9   SUBORDINATED DEBT.

      All existing Indebtedness of Borrower to entities other than Bank, including but not limited to the Indebtedness of Borrower pursuant to those certain 5-3/4% Convertible Subordinated Notes due April 1, 2005 that were issued by Borrower on or about April 1, 2000, is subordinated to the Indebtedness of Borrower to Bank hereunder.

6.    AFFIRMATIVE COVENANTS.

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1   GOVERNMENT COMPLIANCE.

      Borrower will maintain, and will cause each of its Subsidiaries to maintain, its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Borrower will comply, and will cause each of its Subsidiaries to comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could cause a Material Adverse Change.

6.2   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, company-prepared unaudited balance sheets and income statements covering the operations of Borrower and its Subsidiaries during the period, certified by a Responsible Officer and in a form substantially the same as that which is accepted by the SEC; (ii) as soon as available but no later than 180 days after the last day of Borrower's fiscal year, audited financial statements for Borrower and its Subsidiaries prepared under GAAP, consistently applied, together with an with an opinion which is unqualified on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five days of filing, electronically delivered copies of all statements, reports and notices made available to Borrower's securities holders or to any holders of Subordinated Debt and all Forms 10-K, 10-Q and 8-K filed by Borrower with the Securities and Exchange Commission; (iv) a prompt report of any material legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower or any Subsidiary in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that could reasonably be expected to cause a Material Adverse Change to the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans and other financial information that Bank might reasonably request.

      (b) Borrower will deliver to Bank, concurrently with the delivery of the monthly financial statements and the annual financial statements, a Compliance Certificate, in the form of Exhibit C, signed by a Responsible Officer.

      (c) Within 30 days after the last day of each month, Borrower will deliver to Bank a listing of aged accounts receivable and accounts payable, indicating invoice dates, certified to be true, correct and complete by a responsible officer.

      (d) Borrower will allow Bank to audit the Collateral at Borrower's expense. Such audits will be conducted no more often than semi-annually unless an Event of Default has occurred and is continuing (in which case the foregoing limitation on frequency will not apply).

6.3   INVENTORY; RETURNS.

      Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist on the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $500,000.

6.4   TAXES.

      Borrower will make, and will cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand but after reasonable notice to Borrower, appropriate certificates attesting to the payment.

6.5   INSURANCE.

      Borrower will keep its business and the Collateral insured for risks and in amounts as Bank may reasonably request and as is ordinary and customary for Borrower's size and industry. Insurance policies will be in forms, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee, all liability policies will show the Bank as an additional insured, and all policies will provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy to the replacement or repair of destroyed or damaged property; provided that, at the occurrence and during the continuance of an Event of Default, all proceeds payable under any such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

6.6   PRIMARY ACCOUNTS.

      Borrower shall, within 60 days after the Effective Date, establish its primary operating accounts with the Bank. In addition, Borrower shall at all times maintain the lesser of $5,000,000 or at least 25% of its total cash and cash equivalents in accounts with Bank or an Affiliate of Bank. Promptly after the Effective Date, Borrower shall provide Bank with signed control agreements, in form and substance substantially the same as those already provided by Bank to Borrower, from all holders of investment properties or deposit accounts in which Borrower has an interest; provided, however, that Borrower shall provide Bank with such a control agreement covering its accounts with Munder Capital prior to the initial Credit Extension.

6.7   FINANCIAL COVENANTS.

6.7.1 PERFORMANCE TO PLAN.

      As at the end of each fiscal quarter of Borrower's fiscal year, Borrower shall have maintained a minimum EBITDA equal to or greater than:

                 Period                                   Minimum EBITDA
                 ------                                   --------------
                Q3, 2002                                  ($8,500,000)
                Q4, 2002                                  ($4,000,000)
                Q1, 2003                                  ($6,250,000)
                Q2, 2003                                  $1,000,000


6.7.2 MINIMUM UNRESTRICTED CASH.

      As at the end of each month, Borrower shall have maintained minimum Unrestricted Cash (as reflected on Borrower's monthly balance sheet) as follows:
(i) if the outstanding Obligations are less than $10,000,000 then Unrestricted Cash of at least $20,000,000 and (ii) if Outstanding Obligations equal or exceed $10,000,000 then Unrestricted Cash of at least $30,000,000. Notwithstanding the foregoing, Borrower shall at all times maintain minimum Domestic Unrestricted Cash of at least two times (2x) the aggregate amount of Advances then outstanding.

6.8   REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

      Borrower will register with the United States Copyright Office all of Borrower's Intellectual Property consisting of copyrights and copyrightable materials, and Borrower shall register additional Intellectual Property consisting of copyrights and copyrightable materials as such are developed or acquired, including material revisions or additions to any product, before the sale or licensing of the product to any third party. Borrower will promptly notify Bank of the filing of applications and the registration of all Intellectual Property rights of Borrower, and will execute and deliver such instruments and documents as Bank may request to evidence or perfect Bank's security interest therein. Borrower will: (i) protect, defend and maintain the validity and enforceability of its Intellectual Property and promptly advise Bank in writing of material infringements; and (ii) not allow any of its Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's prior written consent.

6.9   SUBORDINATION.

      Borrower shall take all actions necessary to ensure that all Indebtedness of Borrower other than the Obligations is and at all times shall remain Subordinated Debt or structurally subordinated to the Obligations.

6.10  FURTHER ASSURANCES.

      Borrower will execute all further instruments and take all further actions as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral and to effect the purposes of this Agreement, including without limitation providing Bank with control agreements, in form and substance acceptable to Bank, for any and all deposit accounts and securities accounts maintained by Borrower.

7.    NEGATIVE COVENANTS.

      For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

7.1   DISPOSITIONS.

      Borrower will not convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers of: (i) Inventory in the ordinary course of business; (ii) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) worn-out or obsolete equipment; (iv) other Transfers which do not exceed $500,000 in aggregate fair market value in any one fiscal year of Borrower; or (v) assets that are unrelated to the business or operations of Borrower (such as Intellectual Property related to discontinued product lines or divested businesses).

7.2   CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

      Borrower will not engage in, or permit any of its Subsidiaries to engage in, any business other than the businesses currently engaged in by Borrower and its Subsidiaries, or businesses reasonably related thereto. There shall not be a material change in Borrower's ownership (other than a sale of Borrower's equity securities in a public offering or to venture capital investors of which Bank has been given written notice). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations in which Borrower maintains or stores over $100,000 in Borrower's assets or property.

7.3   MERGERS OR ACQUISITIONS.

      Borrower will not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person unless Borrower ( or such Subsidiary, as the case may be) is the surviving entity, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where such transactions do not exceed $5,000,000.00 in the aggregate and no Event of Default has occurred and is continuing or would exist after giving effect to the transaction. A Subsidiary may liquidate, unwind, merge or consolidate into another Subsidiary or into Borrower, so long as Borrower remains the obligor of all Obligations.

7.4   INDEBTEDNESS.

      Borrower will not create, incur, assume or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   ENCUMBRANCES.

      Borrower will not create, incur or allow to exist any Lien on any of its properties, or assign or convey any right to receive income (including the sale of any Accounts), or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest herein granted to Bank, subject only to Permitted Liens.

7.6   DISTRIBUTIONS; INVESTMENTS.

      Borrower will not directly or indirectly acquire or own any Person, or make any Investment in any Person (other than Permitted Investments) or permit any of its Subsidiaries to do so, or pay any dividends or make any distribution or payment related to, or redeem, retire or purchase any of, its capital stock.

7.7   TRANSACTIONS WITH AFFILIATES.

      Borrower will not directly or indirectly enter into or permit any material transaction with any

Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person, provided that Borrower may appropriately compensate its executive officers in such manner as is determined by Borrower's board of directors.

7.8   SUBORDINATED DEBT.

      Borrower will not make or permit any payment on any Subordinated Debt except under the express terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.9   COMPLIANCE.

      Borrower will not, and will not permit any of its Subsidiaries to: (i) become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940, or undertake as one of its material activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; (ii) fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction (as defined in ERISA) to occur; or (iii) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation applicable to Borrower, if the violation could reasonably be expected to cause a Material Adverse Change.

8.    EVENTS OF DEFAULT.

8.1   PAYMENT DEFAULT.

      Borrower fails to pay any of the Obligations within three days after their due date. During the three day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make a Credit Extension during the three day period).

8.2   COVENANT DEFAULT.

      (a) Borrower fails to perform any obligation under Article 6, or violates any of the covenants in Article 7 of this Agreement, or

      (b) Borrower fails or neglects to perform, keep or observe any other material term, provision, condition, covenant or agreement in this Agreement, in any other Loan Documents or in any other present or future agreement between Borrower and Bank and, as to any default under such other term, provision, condition, agreement or covenant that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten-day period, and such default is likely to be cured within a reasonable time thereafter, then Borrower shall have an additional reasonable time period (which shall not in any case exceed ten additional days) to cure such default. During the ten-day period and (if applicable) the additional ten-day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make a Credit Extension during such periods).

8.3   MATERIAL ADVERSE CHANGE.

      There occurs (i) a material adverse change in the business, operations or condition (financial or otherwise) of the Borrower, (ii) a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) a material impairment to the value or priority of Bank's security interest in the Collateral (or any material portion thereof).

8.4   ATTACHMENT.

      Any material portion of Borrower's assets is attached, seized or levied on, or comes into possession of a trustee or receiver, and the attachment, seizure or levy is not removed, or the possession by a trustee or receiver is not terminated, in ten days; or Borrower is enjoined, restrained or prevented by court order from conducting a material part of its respective businesses; or a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or a notice of lien, levy or assessment is filed against any of Borrower's assets by any government agency and not paid within ten days after Borrower receives notice thereof. None of the foregoing is an Event of Default if stayed or if a bond is posted pending contest by Borrower (but Bank shall have no obligation to make a Credit Extension during such stay period or pending contest).

8.5 INSOLVENCY.

      Borrower becomes insolvent or begins an Insolvency Proceeding, or an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within 30 days (but Bank shall have no obligation to make a Credit Extension before any Insolvency Proceeding is dismissed).

8.6   OTHER AGREEMENTS.

      There is a material default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could reasonably be expected to cause a Material Adverse Change.

8.7   JUDGMENTS.

      A money judgment(s) in the aggregate of at least $500,000 is rendered against Borrower and is unsatisfied and unstayed for ten days (but Bank shall have no obligation to make a Credit Extension before the judgment is stayed or satisfied) and is not otherwise covered by indemnification of, or insurance coverages with respect to, the Borrower.

8.8   MISREPRESENTATIONS.

      Borrower or any Person acting for Borrower, makes any material misrepresentation or material misstatement, in light of the circumstances in which it was made, now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or in order to induce Bank to enter this Agreement or any Loan Document.

9.    BANK'S RIGHTS AND REMEDIES.

9.1   RIGHTS AND REMEDIES.

      When an Event of Default occurs and is continuing and any period for cure as set forth in Section 8 hereof has expired, Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

      (d) Make any payments and do any acts that Bank considers necessary or reasonable to protect its security interest in the Collateral and in furtherance thereof: (i) Borrower will assemble the Collateral if Bank requires and make it available as Bank designates; (ii) Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred; and (iii) Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower that Bank holds, and (ii) amounts held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, and in furtherance thereof:
(i) Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral; and
(ii) Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit in connection with the foregoing; and

      (g) Dispose of the Collateral according to the Code.

9.2   POWER OF ATTORNEY.

      Borrower irrevocably appoints and constitutes Bank as its lawful attorney-in-fact, with full power and in the name of Borrower, to do all of the following upon the occurrence and continuation of an Event of Default: (i) endorse Borrower's name on any checks or other forms of payment or security;
(ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Notwithstanding the foregoing, Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney-in-fact, and all of Bank's rights and powers, are coupled with an interest and irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   ACCOUNTS COLLECTION.

      When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4   BANK EXPENSES.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies that Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then-applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or constitute Bank's waiver of any Event of Default.

9.5   BANK'S LIABILITY FOR COLLATERAL.

      If Bank complies with the Code, it shall not be liable for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral; or (iv) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6   REMEDIES CUMULATIVE.

      Bank's rights and remedies under this Agreement, the other Loan Documents and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law and in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election or acquiescence. No waiver is effective unless signed by Bank, and then is only effective for the specific instance and purpose for which it was given.

9.7   DEMAND WAIVER.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of accounts, documents, instruments, chattel paper and guaranties held by Bank on which Borrower is liable.

10.   NOTICES.

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, (postage prepaid, return receipt requested) or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice thereof.

11.   CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.   GENERAL PROVISIONS

12.1  SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent, which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  INDEMNIFICATION.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (i) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses and Bank Expenses incurred or paid by Bank from, following or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the other Loan Documents.

12.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all of which, taken together, constitute one Agreement.

12.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  CONFIDENTIALITY.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made by Bank: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Obligations or the Loan Documents; (iii) as required by law, regulation, subpoena or other order; (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  ATTORNEYS' FEES, COSTS AND EXPENSES.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.   DEFINITIONS.

      In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights and other obligations owed to Borrower in connection with its sale or lease of goods (including the licensing of software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower, and Borrower's Books relating to any of the foregoing.

      "ADVANCE" or "ADVANCES" are amounts advanced under the Loan Documents to or on behalf of Borrower, including but not limited to the aggregate of (i) all amounts utilized under the Cash Management Services Sublimit; (ii) the then-outstanding principal balance of all Revolving Advances; (iii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); and (iv) all amounts utilized under the Foreign Exchange Sublimit.

      "AFFILIATE" of a Person is a Person that owns or directly or indirectly controls the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are the costs and expenses (including, but not limited to, all audit fees and expenses and reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals and Insolvency Proceedings).

      "BORROWER'S BOOKS" are all of Borrower's books and records, including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or other day on which the Bank is closed.

      "CASH MANAGEMENT SERVICES" are defined in Section 2.1.2.

      "CASH MANAGEMENT SERVICES SUBLIMIT" is defined in Section 2.1.2.

      "CODE" is the Uniform Commercial Code, as applicable.

      "COLLATERAL" is the property described on Exhibit A.

      "COMMITTED REVOLVING LINE" is $15,000,000.

      "COMMITMENT TERMINATION DATE" is the date that is one day prior to the one-year anniversary of the Effective Date.

      "COMPLIANCE CERTIFICATE" is attached as Exhibit C.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "CREDIT EXTENSION" is each Revolving Advance, Cash Management Service, Letter of Credit, FX or Forward Contract or any other extension of credit made by Bank to Borrower or for Borrower's benefit.

      "CURRENT LIABILITIES" are equal to (i) the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, including all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and all amounts outstanding under corporate credit cards, plus (ii) all outstanding principal under the Committed Revolving Line.

      "DOLLARS" and "$" is United States dollars.

      "DOMESTIC UNRESTRICTED CASH" is Unrestricted Cash held in accounts at financial institutions that are located within the United States of America.

      "EBITDA" is earnings from ongoing operations before interest expenses, taxes, depreciation and amortization as determined in accordance with GAAP.

      "EFFECTIVE DATE" is September 30, 2002.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "EVENT OF DEFAULT" is the occurrence of any event described in Article 8 but does not include any cure period provided therein.

      "FOREIGN EXCHANGE SUBLIMIT" is defined in Section 2.1.3.

      "FX FORWARD CONTRACT" is defined in Section 2.1.3.

      "GAAP" is generally accepted accounting principles, consistently applied over the period(s) in question.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDINGS" are proceedings by or against any Person under the United States Bankruptcy Code or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief.

      "INTELLECTUAL PROPERTY" is:

      (a)Copyrights, Trademarks, Patents and Mask Works, including all amendments, renewals, extensions and licenses or other rights to use same, and all license fees and royalties from the use of same;

      (b)Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

      (c)All design rights which may be available to Borrower or Guarantor now or later created, acquired or held;

      (d)Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above; and

      (e) All proceeds and products of the foregoing, including all insurance, indemnity and warranty payments.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership (including stock, partnership interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

      "LETTERS OF CREDIT" is described in Section 2.1.3.

      "LETTER OF CREDIT FEE" is: (i) for the issuance of each Letter of Credit, an amount equal to one and one-half percent (1.50%) of the face amount of such Letter of Credit; and (ii) for the renewal of each Letter of Credit, an amount equal to one and one-half percent (1.50%) of the face amount of such Letter of Credit.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note or notes and any other present or future agreement between Borrower to or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

      "MATERIAL ADVERSE CHANGE" is described in Section 8.3.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts that Borrower owes to Bank now or later, including cash management services, letters of credit and foreign exchange contracts (if any) and including interest accruing after Insolvency Proceedings begin, and debts, liabilities or obligations of Borrower assigned to Bank.

      "OVERADVANCE" is described in Section 2.2.

      "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

      "PERMITTED INDEBTEDNESS" is:

      (a)Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b)Indebtedness existing on the Effective Date that is acceptable to Bank and shown on the Schedules;

      (c)Subordinated Debt;

      (d)Indebtedness to trade creditors incurred in the ordinary course of business;

      (e)Indebtedness secured by Permitted Liens;

      (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

      (g) Other Indebtedness, not otherwise permitted by Section 7.4, not exceeding $250,000 in the aggregate outstanding at any time; and

      (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

      "PERMITTED INVESTMENTS" are:

      (a)Investments existing on the Effective Date that are acceptable to Bank and shown on the Schedules;

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within one year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

      (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

      (d) Investments accepted in connection with Transfers permitted by Section 7.1;

      (e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year;

      (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

      (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

      (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

      (i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $250,000 in the aggregate in any fiscal year;

      (j)checking, savings, money market and investment accounts with Bank or an Affiliate of Bank;

      (k)distributions payable solely in Borrower's capital stock;

      (l) conversions of any of Borrower's convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore; and

      (m)repurchases of stock from any former employees, consultants or directors pursuant to the terms of the applicable repurchase agreements, provided that such repurchases shall not in the aggregate exceed $250,000 and no Event of Default has occurred and is continuing or would exist after giving effect to such repurchase.

      "PERMITTED LIENS" are:

      (a)Liens existing on the Effective Date that are acceptable to Bank and shown on the Schedules or arising under this Agreement or other Loan Documents;

      (b)Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

      (c)Purchase money Liens existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

      (d)Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest, including any letter of credit issued for the account of Borrower to ensure Borrower's performance under such license or sublicense;

      (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness so secured may not increase;

      (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

      (h) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

      (i) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to cause a Material Adverse Change in Borrower and its Subsidiaries taken as a whole; and

      (j) Escrow agreements with respect to Intellectual Property granted by Borrower in connection with licenses of Borrower's products, all in the ordinary course of Borrower's business.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not the lowest rate at which Bank makes loans or otherwise extends credit. The Prime Rate may change from time to time over the term of this Agreement.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the Controller, the President and the Chief Financial Officer of Borrower.

      "REVOLVING ADVANCE" or "REVOLVING ADVANCES" is a principal advance (or advances) of funds under the Committed Revolving Line.

      "REVOLVING MATURITY DATE" is September 29, 2003.

      "SCHEDULES" are the attached schedules of exceptions.

      "SEC" is the U.S. Securities and Exchange Commission.

      "SUBORDINATED DEBT" is debt incurred by Borrower that is subordinated to Borrower's Indebtedness owed to Bank and that is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

      "SUBSIDIARY" is, for Borrower, all entities noted on the attached Schedule entitled "Subsidiaries".

      "TOTAL LIABILITIES" are, on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness and the current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

      "UNUSED COMMITMENT FEE" is the fee payable by Borrower to Bank under
Section 2.4.4 hereof.

      "UNRESTRICTED CASH" is all cash that (i) is not subject to any Lien or
(ii) does not otherwise fall within the definition of "restricted cash" as determined under GAAP.

      IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Agreement on the date first set forth above.


BANK:                                             BORROWER:

SILICON VALLEY BANK,                              CRITICAL PATH, INC.,
a California-chartered bank                       a California corporation



By:            /s/                                By: /s/ Laureen DeBuono
    ----------------------------------------          -------------------

Name:                                             Name:  Laureen DeBuono
      --------------------------------------

Title:                                            Title: Chief Financial Officer and Executive Vice President
       -------------------------------------             ----------------------------------------------------

                                    EXHIBIT A

      The Collateral consists of all of Borrower's right, title and interest in and to the following:

      All goods and equipment now owned or hereafter acquired, including without limitation all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work-in-process and finished products, including such inventory as is temporarily out of Borrower's custody or possession or in transit and also including any returns upon any accounts or other proceeds (including insurance proceeds) resulting from the sale or disposition of any of the foregoing, and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including without limitation goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired, and Borrower's Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

      All of Borrower's Intellectual Property; and

      All of Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

FAX TO:                                             DATE:
       --------------------------                        -----------------------

[ ] Loan Payment:

                               CRITICAL PATH, INC.
From Account #                                 To Account #
              ---------------------------                  ---------------------
                    (Deposit Account #)                         (Loan Account #)
Principal $                       and/or Interest $
           ----------------------                  -----------------------------

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE:                           Phone Number:
                     -------------------------               -------------------

[ ] LOAN ADVANCE:

COMPLETE OUTGOING WIRE REQUEST SECTION BELOW IF ALL OR A PORTION OF THE FUNDS FROM THIS LOAN ADVANCE ARE FOR AN OUTGOING WIRE.

From Account #                                 To Account #
              ---------------------------                  ---------------------
                    (Loan Account #)                         (Deposit Account #)
   Amount of Revolving Advance $
                                -------------------

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

AUTHORIZED SIGNATURE:                           Phone Number:
                     -------------------------               -------------------

OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED. Deadline for same day processing is 12:00 p.m., P.T.

Beneficiary Name:                             Amount of Wire: $
                 ------------------------                     ------------------
Beneficiary Bank:                             Account Number:
                 ------------------------                    -------------------
City and Sate:
              ----------------------------------
Beneficiary Bank Transit (ABA) #: __ __ __ __ __ _ __
Beneficiary Bank Code (Swift, Sort, Chip, etc.):
                                                --------

                          (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank:                          Transit (ABA) #:
                  -----------------------                   --------------------
For Further Credit to:
                      ----------------------------------------------------------
Special Instruction:
                    ------------------------------------------------------------

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:
                     -----------------------
Print Name/Title:
                 ---------------------------
Telephone #
           ---------------------------------

2nd Signature (If Required):
                            -----------------------
Print Name/Title:
                 ---------------------------
Telephone #
           ---------------------------------

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK
FROM:   CRITICAL PATH, INC.
DATED:  ______________

      The undersigned authorized officer of Critical Path, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement dated as of September 30, 2002 between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, provided that any representation or warranty that specified an earlier date continues to be true as of that specified earlier date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

 REPORTING COVENANTS                                 REQUIRED                        COMPLIES
 -------------------                                 --------                        --------
 Interim financial statements + CC                   Monthly within 30 days          Yes      No
 Annual audited financial statements + CC            Within 180 days of FYE          Yes      No
 A/R Aging by Invoice Date                           Monthly within 30 days          Yes      No


FINANCIAL COVENANTS

A.    Minimum Unrestricted Cash (maintain on a monthly basis)

                                                                           ACTUAL      COMPLIES
                                                                           ------      --------
    If outstanding Obligations are less than $10,000,000.00,                           Yes   No
    then Unrestricted Cash of at least $20,000,000.00.

    If outstanding Obligations equal or exceed $10,000,000.00,                         Yes   No
    then Unrestricted Cash of at least $30,000,000.00.

    At all times, Domestic Unrestricted Cash of at least two times
    (2x) then outstanding Advances


B.    Minimum EBITDA (measured on a quarterly basis)


                                      PERIOD          REQUIRED        ACTUAL         COMPLIES
                                      ------          --------        ------         --------
                                    Q3, 2002         ($8,500,000)                    Yes   No

                                    Q4, 2002         ($4,000,000)                    Yes   No

                                    Q1, 2003         ($6,250,000)                    Yes   No

                                    Q2, 2003         $1,000,000                      Yes   No




Have there been updates to Borrower's Intellectual Property?                         Yes   No

Borrower has deposit and/or investment accounts only at the following institutions:
             ----------------------

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,

Critical Path, Inc.,
a California corporation


--------------------------------------
Signature

--------------------------------------
Title

--------------------------------------
Date




               BANK USE ONLY
Received by:
             ------------------------------
                   AUTHORIZED SIGNER
Date:
      -------------------------------------

Verified:
          ---------------------------------
                   AUTHORIZED SIGNER

Date:
      -------------------------------------

Compliance Status:               Yes     No